As filed with the Securities and Exchange Commission on June 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2742817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vicor Corporation

25 Frontage Road

Andover, Massachusetts 01810

(978) 470-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Simms

Corporate Vice President, Chief

Financial Officer, Treasurer and Secretary

Vicor Corporation

25 Frontage Road

Andover, Massachusetts 01810

(978) 470-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to: Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 297-5670

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	(1)	(1)	(1)	(1)

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

We may from time to time offer and sell in one or more primary offerings shares of our Common Stock. We will specify in an accompanying prospectus supplement the terms of the offering. We may sell our Common Stock to or through underwriters or dealers, directly to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement.

In addition to one or more primary offerings described above, the stockholder named in this prospectus under the heading “Selling Stockholder” may sell, from time to time, shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholder. The selling stockholder may sell his Common Stock in connection with a primary offering by us or in public or private transactions at prevailing market prices, at negotiated prices or otherwise. He may sell the stock directly or through underwriters, brokers or dealers. See “Plan of Distribution—Common Stock Offered by the Selling Stockholder.”

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “VICR.“

Investing in our Common Stock involves risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2020.

You should rely only on the information contained, or incorporated by reference, in this prospectus or any accompanying prospectus supplement or to which we or the selling stockholder has referred you. Neither we nor the selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Vicor Corporation (“Vicor,” the “Company,” “we,” “our,” “us” or similar terms) filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our Common Stock in one or more offerings. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any other document we may authorize to be delivered to you, includes all material information relating to the offering of our Common Stock.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

THE COMPANY

Vicor Corporation designs, develops, manufactures, and markets modular power components and power systems for converting electrical power (expressed as “watts,” with wattage being the product of voltage, expressed as “volts,” and current, expressed as “amperes”). In electrically-powered devices utilizing alternating current (“AC”) voltage from a primary AC source (for example, a wall outlet), a power system converts AC voltage into the stable direct current (“DC”) voltage necessary to power subsystems and/or individual applications and devices (known as “loads”). In many electronic devices, this DC voltage may be further converted to one or more voltages and currents required by a range of loads. In equipment utilizing DC voltage from a primary DC source (for example, a battery) or a secondary source (such as an AC-DC converter), the initial DC voltage similarly may require further conversion. A power system most commonly incorporates four voltage conversion functions: transformation, isolation, rectification, and regulation. Transformation refers to the process of increasing or decreasing an AC voltage; isolation refers to the electrical separation, for safety, of primary and secondary voltages in a transformer; rectification refers to the process of converting a voltage from AC to DC and/or from DC to AC; and regulation refers to the process of providing a near constant voltage under a range of line and load conditions. Because numerous applications requiring different voltages, currents, and varied power ratings may exist within an electronically-powered device, and system power architectures themselves vary, we offer an extensive range of products and accessories in numerous application-specific configurations. We believe our product offering is among the most comprehensive in the market segments we serve.

Our strategy, competitive positioning, and product offerings are all based on highly differentiated product performance, reflecting our anticipation of the evolution of system power architectures and customer performance requirements. Since the Company was founded, we have pursued continuous innovations in product design and achievements in product performance, largely enabled by our focus on the research and development of advanced technologies and processes, often implemented in proprietary semiconductor circuitry, materials, and packaging. Reflecting this strategy, we categorize our offerings as either “Advanced Products” or “Brick Products,” generally based on design, performance, and form factor considerations, as well as the range of evolving applications for which the products are appropriate.

Our competition varies, depending on the market segment and application. Generally, we compete with developers and manufacturers of integrated circuits and semiconductor-based modules when addressing the needs of customers in enterprise computing and other market segments with implementations of our proprietary Factorized Power ArchitectureTM using Advanced Products. In contrast, we generally compete with manufacturers of integrated power supplies when addressing the needs of customers, across a wide range of market segments, implementing conventional power systems architectures (e.g., Centralized Power Architecture, Distributed Power Architecture, and Intermediate Bus Architecture using Brick Products).

We are headquartered in Andover, Massachusetts, where our manufacturing facility is located.

FORWARD-LOOKING STATEMENTS

This prospectus and the information we incorporate by reference into this prospectus include forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbor afforded under the Private Securities Litigation Reform Act of 1995 and other safe harbors afforded under the Securities Act of 1933. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based on our current beliefs, expectations, estimates, forecasts, and projections for the future performance of the Company. Forward-looking statements are identified by the use of the words denoting uncertain, future events, such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “if,” “intend,” “may,” “plan,” “potential,” “project,” “prospective,” “seek,” “should,” “target,” “will,” or “would,” as well as similar words and phrases, including the negatives of these terms, or other variations thereof. Forward-looking statements include statements regarding the following:

•

our expectations that the Company has adequate resources to respond to financial and operational risks associated with the novel coronavirus “COVID-19,” and our ability to effectively conduct business during the pandemic;

•	ongoing development of power conversion architectures, switching topologies, materials, packaging, and products;

•

the ongoing transition of our business strategically, organizationally, and operationally from serving a large number of relatively low volume customers across diversified markets and geographies to serving a small number of relatively large volume customers;

•	our intent to enter new market segments;

•	the levels of customer orders overall and, in particular, from large customers and the delivery lead times associated therewith;

•	the financial and operational impact of customer changes to shipping schedules;

•	the derivation of a portion of our sales in each quarter from orders booked in the same quarter;

•	our intent to expand the percentage of revenue associated with licensing our intellectual property to third parties;

•	our plans to invest in expanded manufacturing capacity and the timing, location, and funding thereof;

•	our belief cash generated from operations and the total of our cash and cash equivalents will be sufficient to fund operations and capital investments for the foreseeable future;

•	our outlook regarding tariffs, trade disputes, and other geopolitical risks in the markets in which we operate and the impacts thereof on our business;

•	our belief that we have limited exposure to currency risks;

•	our intentions regarding the declaration and payment of cash dividends;

•	our intentions regarding protecting our rights under our patents; and

•	our expectation that no current litigation or claims will have a material adverse impact on our financial position or results of operations.

These forward-looking statements are based upon our current expectations and estimates associated with prospective events and circumstances that may or may not be within our control and as to which there can be no assurance. Actual results could differ materially from those implied by forward-looking statements as a result of various factors, including but not limited to those we identify under “Risk Factors” in this prospectus, our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and the other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus. The discussion of our business contained herein, including the identification and assessment of factors that may influence actual results, may not be exhaustive. Therefore, the information presented should be read together with other documents we file with the SEC from time to time. We do not undertake any obligation to update any forward-looking statements as a result of future events or developments.

USE OF PROCEEDS

Unless otherwise provided in the accompanying prospectus supplement, we currently intend to use the net proceeds from our sale of Common Stock under this prospectus for general corporate purposes, which may include future acquisitions of, or investments in, businesses, products, services and/or technologies, the repayment of indebtedness, the development of our products and services, working capital, capital expenditures and repurchases of outstanding shares of our Common Stock. We may set forth additional information on the use of proceeds from the sale of the Common Stock we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

SELLING STOCKHOLDER

Patrizio Vinciarelli, the Company’s Chairman of the Board, President and Chief Executive Officer is the selling stockholder under any secondary offering of Common Stock pursuant to this prospectus. As of May 31, 2020, Dr. Vinciarelli was the beneficial owner of 10,014,454 shares of Common Stock plus an additional 155,977 shares which Dr. Vinciarelli has the right to acquire upon exercise of options to purchase Common Stock within 60 days of May 31, 2020. He also holds 11,023,648 shares of Class B Common Stock, together (with the Common Stock) representing 81.53% of the voting power of the outstanding capital stock of the Company.

Additional information about the selling stockholder will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

Description of Capital Stock

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our By-Laws, as amended (the “By-Laws”), each of which are incorporated by reference as an exhibit to the Registration Statement on Form S-3 of which this Prospectus is a part. We encourage you to read our Certificate of Incorporation, our By-Laws and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Shares of Capital Stock

Our authorized capital stock consists of 77,000,000 shares, of which 62,000,000 are designated as Common Stock, 14,000,000 are designated as Class B Common Stock, and 1,000,000 are designated as Preferred Stock, par value $0.01 per share (“Preferred Stock”). Of the Preferred Stock, 175,000 shares were designated as Series A Convertible Preferred Stock (the “Series A Preferred”), 110,000 shares were designated as Series B Convertible Preferred Stock (the “Series B Preferred”) and 75,001 shares were designated as Series C Convertible Preferred Stock (the “Series C Preferred” and, together with the Series A Preferred and the Series B Preferred, collectively, the “Designated Preferred Stock”).

As of May 31, 2020, 29,419,657 shares of Common Stock, 11,758,218 shares of Class B Common Stock, and no shares of Preferred Stock were outstanding.

Common Stock

Outstanding Shares. As of May 31, 2020, 29,419,657 shares of Common Stock were outstanding.

A share of Class B Common Stock is convertible into one share of Common Stock in certain circumstances, as described below under “Class B Common Stock.”

Voting Rights. Each holder of Common Stock is entitled to one vote for each share held on matters submitted to a vote of stockholders. Holders of shares of Common Stock and holders of shares of Class B Common Stock vote together as a single class on all matters lawfully submitted to a vote of stockholders, except as otherwise required by law and except as otherwise provided in our Certificate of Incorporation. See “Class B Common Stock” and “Preferred Stock” below for a discussion of certain circumstances under which holders of shares of Common Stock and holders of shares of Class B Common Stock do not vote together as a single class.

The provisions of Articles Fourth and Ninth of our Certificate of Incorporation (which address the rights of the Company’s capital stock and amendments to the Certificate of Incorporation) may not be modified, revised, altered, amended, repealed or rescinded, except by the affirmative vote of the holders of a majority in interest of each class of the Company’s outstanding capital stock entitled to vote generally in the election of the directors, voting as separate classes.

Our Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividends. Subject to preferences that may apply to any outstanding shares of Preferred Stock, dividends may be declared by the Board of Directors upon and paid to the holders of Common Stock and Class B Common Stock out of funds legally available therefor. Such dividends, when, as and if declared and paid, shall be so declared and paid to such holders pro rata according to the number of shares of Common Stock and Class B Common Stock held by each such holder (with the number of shares of outstanding Common Stock and Class B Common Stock being aggregated and considered a single class for this purpose). No dividend or other distribution may be declared upon the Common Stock, whether payable in cash or in shares of Common Stock or otherwise, unless a comparable dividend shall be declared upon the Class B Common Stock and vice versa. If the dividend declared upon the

Common Stock is payable in shares of Common Stock, the comparable dividend declared upon the Class B Common Stock shall be payable in shares of Class B Common Stock, and vice versa.

Liquidation Rights. In the event of the liquidation, dissolution, or winding up of the Company, after payment or provision for payment of the debts and liabilities of the Company and the amounts to which holders of Preferred Stock, if any, may be entitled, holders of shares of Common Stock will be entitled to share ratably as one class with the holders of shares of Class B Common Stock in the remaining assets of the Company.

Preemptive, Conversion, or Redemption Rights. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock.

Listing. Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “VICR.”

Transfer Agent and Registrar. The Transfer Agent and Registrar for our Common Stock is Computershare Trust Company, N.A., located at College Station, Texas.

A discussion of the rights of the Class B Common Stock and the Preferred Stock, which affect or may affect the rights of the Common Stock, follows.

Class B Common Stock

Outstanding Shares; Increases in Authorized and Outstanding Shares. As of May 31, 2020, 11,758,218 shares of Class B Common Stock were outstanding.

Under our Certificate of Incorporation, we may not increase the authorized number of shares of Class B Common Stock without the affirmative vote of a majority of all votes entitled to be cast by the holders of the Common Stock and Class B Common Stock, voting as separate classes. We also may not issue any shares of Class B Common Stock, other than in connection with stock dividends and similar transactions, unless that issuance is approved by the affirmative vote of at least two-thirds in interest of the holders of our Common Stock and Class B Common Stock, voting as separate classes.

Voting Rights. Each holder of Class B Common Stock is entitled to 10 votes for each such share held on matters submitted to a vote of stockholders. Holders of shares of Common Stock and holders of shares of Class B Common Stock vote together as a single class on all matters lawfully submitted to a vote of stockholders, except as otherwise required by law and except as otherwise provided in our Certificate of Incorporation.

Dividends. See “Common Stock – Dividends” above.

Liquidation Rights. In the event of the liquidation, dissolution, or winding up of the Company, after payment or provision for payment of the debts and liabilities of the Company and the amounts to which holders of Preferred Stock, if any, may be entitled, holders of shares of Class B Common Stock will be entitled to share ratably as one class with the holders of shares of Common Stock in the remaining assets of the Company.

Preemptive, Conversion, or Redemption Rights. Holders of Class B Common Stock have no preemptive rights, and there are no redemption or sinking fund provisions applicable to Class B Common Stock.

Each share of Class B Common Stock may, at any time, at the option of its holder, be converted into one share of Common Stock. Each outstanding share of Class B Common Stock will be converted into one share of

Common Stock at such time as the total number of outstanding shares of Class B Common Stock represents less than 10% of the aggregate number of outstanding shares of Common Stock and Class B Common Stock. All shares of Class B Common Stock converted into Common Stock as described in this paragraph will be retired and revert to the status of authorized and unissued shares of Class B Common Stock.

Restrictions on Transfer. While certain transfers of shares of Class B Common Stock to certain “permitted transferees” for tax and estate planning purposes are authorized in our Certificate of Incorporation, shares of Class B Common Stock are generally subject to restrictions on sale or other transfers Any transfer of shares of Class B Common Stock not permitted under the Certificate of Incorporation will result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Common Stock.

Preferred Stock

Our authorized capital stock includes 1,000,000 shares designated as Preferred Stock, of which 175,000 were designated as Series A Preferred, 110,000 were designated as Series B Preferred, and 75,001 were designated as Series C Preferred. As of December 31, 2019, no shares of Preferred Stock were issued and outstanding. All previously issued and outstanding shares of Designated Preferred Stock have been converted into shares of our Common Stock and are not available for reissuance.

In the future, our Board of Directors may, without further action by holders of our capital stock, fix the rights, preferences, and restrictions of up to the remaining 639,999 authorized shares of Preferred Stock in one or more series and authorize their issuance; provided, however, that the issuance of any shares of Preferred Stock carrying in excess of one vote per share or convertible into shares of Class B Common Stock will require the prior approval of at least two-thirds in interest of the holders of the Common Stock and Class B Common Stock, voting as separate classes.

The rights and preferences of the Preferred Stock issued could include voting rights, dividend rights, conversion rights, redemption rights, liquidation preferences, and sinking fund terms, any or all of which may be greater than or superior to the rights of our Common Stock or Class B Common Stock. Accordingly, the issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock or Class B Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation, dissolution, or winding up of the Company. In addition, the issuance of Preferred Stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action.

Voting Control and Anti-Takeover Provisions

The ownership of our Common Stock and Class B Common Stock is concentrated primarily between Dr. Vinciarelli, Chairman of the Board, President, and Chief Executive Officer of the Company, and a limited number of institutional investors. As of May 31, 2020, Dr. Vinciarelli was the beneficial owner of 10,014,454 shares of Common Stock plus an additional 155,977 shares which Dr. Vinciarelli has the right to acquire upon exercise of options to purchase Common Stock within 60 days of May 31, 2020. He also holds 11,023,648 shares of Class B Common Stock, together (with the Common Stock) representing 81.53% of the voting power of the outstanding capital stock of the Company. Accordingly, Dr. Vinciarelli has significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a change of control event (e.g., a merger or sale of the Company or its assets) or a liquidation, dissolution, or winding up of the Company.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also corporate officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

PLAN OF DISTRIBUTION

Common Stock Offered by Us

We may offer and sell shares of Common Stock under this prospectus in one or more of the following ways from time to time:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers;

•	through a combination of these methods of sale; and/or

•	through any other methods described in a prospectus supplement.

As required by applicable law, these underwriters, dealers or agents will be registered broker-dealers or associated persons of registered broker-dealers acting in that capacity.

The distribution of our Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

To or through Underwriters. If we use underwriters in the sale, the underwriters will acquire our Common Stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions. We will enter into an underwriting agreement with the underwriter or underwriters once we have reached an agreement for the sale of our Common Stock. The underwriters may offer our Common Stock to the public directly or through underwriting syndicates represented by managing underwriters. Unless otherwise provided in the underwriting agreement, the obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

In connection with the sale of our Common Stock, underwriters may receive compensation from us or from purchasers of our Common Stock for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of our Common Stock may be deemed to be underwriters, and any discounts or commissions that they receive from us and any profit on the resale of our Common Stock by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

We, or the selling stockholder if he is participating in an offering, may grant to the underwriters options to purchase additional shares of Common Stock at the initial public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we or the grant any such option, the terms of the option will be set forth in the applicable prospectus supplement.

Through Dealers. If a dealer is utilized in the sales of our Common Stock, we will sell the Common Stock to the dealer as principal. The dealer may then resell the Common Stock to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Through Agents. We may sell Common Stock directly or through agents we may designate from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Directly to Purchasers. We may sell our Common Stock directly to one or more purchasers. Under those circumstances, no underwriters, dealers or agents would be involved. We will describe the terms of any direct sales in the prospectus supplement.

We may enter into agreements with underwriters, dealers and agents to indemnify them against civil liabilities arising out of this prospectus and the prospectus supplement, including liabilities under the Securities Act of 1933, or to contribute to payments which the agents or underwriters may be required to make relating to those liabilities.

Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Representatives of underwriters that we use may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the offered securities in the open market for the purpose of pegging, fixing or maintaining the price of the offered securities. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. If the representatives engage in stabilizing transactions, syndicate covering transactions or penalty bids, they may discontinue them at any time.

Common Stock Offered by the Selling Stockholder

The selling stockholder may offer and sell shares of Common Stock offered by this prospectus from time to time and may also decide not to sell all the shares it is allowed to sell under this prospectus. Sales that the selling stockholder makes may be sold in one or more of the following transactions:

•	to or through, underwriters, brokers or dealers (as principal or agent);

•	through agents;

•	directly to purchasers;

•	on the NASDAQ Global Select Market or any other securities exchange or quotation service that lists or quotes the Common Stock for trading;

•	in privately negotiated transactions;

•	in a combination of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The selling stockholder may sell his shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions listed above may include block transactions.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our Common Stock or of securities convertible into or exchangeable for these shares in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver shares to close out such short positions. In addition, the selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to these broker-dealers or other financial institutions of the shares of Common Stock offered by this prospectus, which these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

We will pay all registration fees and expenses for the Common Stock offered by this prospectus. The selling stockholder and any agent, broker or dealer that participates in sales of Common Stock offered by this prospectus may be deemed “underwriters” under the Securities Act of 1933 and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling Common Stock under this prospectus, the selling stockholder may sell Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of our Common Stock being offered by this prospectus.

Indemnification

We and the selling stockholder may agree to indemnify any agent, broker or dealer that participates in sales of Common Stock against liabilities arising under the Securities Act from sales of Common Stock.

Prospectus Supplement

We will describe the plan of distribution for any particular offering of Common Stock in the accompanying prospectus supplement, in accordance with applicable law. The prospectus supplement will set forth the terms of the offering of our Common Stock, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional shares from us or from the selling stockholder if he is participating in such offering;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters with respect to this offering and the shares of our Common Stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements and financial statement schedule of Vicor Corporation and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov and on our website located at http://www.vicorpower.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes any older information. We incorporate by reference the following documents we have filed and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we and the selling stockholder terminate the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 28, 2020;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 4, 2020;

•

our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April  29, 2020 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019);

•	Our Current Report on Form 8-K filed on June 4, 2020; and

•	The description of the Company’s Common Stock contained in Exhibit 4.2 of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 28, 2020.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by written or oral request directed to us at the following address or telephone number:

Vicor Corporation

25 Frontage Road

Andover, Massachusetts 01810

Attention: Secretary

(978) 470-2900

You can also find these filings on our website at vicorpower.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the Registrant, other than underwriting or broker-dealer discounts and commissions that will be payable by the Registrant for shares of Common Stock it offers, in connection with the sale and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee		$(1)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Transfer agent fees and expenses		(2)
Financial printing and miscellaneous expenses		(2)

Total	$

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 145(a) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, under Section 145(b) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that a Delaware corporation is required to indemnify a present or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Unless ordered by a court, a Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 145(a) and 145(b) of the DGCL. Such determination is to be made (i) by the board of directors by a majority vote of directors who are not parties to such action, suit or proceeding, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 102(b)(7) of the DGCL provides that the charter of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, which provision imposes liability on directors for unlawful payments of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation, as amended, contains a provision permitted by Section 102(b)(7) of the DGCL that generally eliminates the personal liability of each director to the Company and its stockholders for monetary damages for breach of fiduciary duty, unless the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or for engaging in a transaction in which the director derived an improper personal benefit. Such provision does not alter a director’s liability under the federal securities laws. In addition, such provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

The By-laws of the Company provide that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law as in effect on the date such By-laws were adopted or as thereafter amended against all expenses, liabilities and losses reasonably incurred in connection with service for or on behalf of the Company. In general, such indemnification shall continue as to any person who has ceased to be a director or officer of the Company and shall inure to the benefit of such person’s heirs, executors and administrators. The By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall include the right to advancement of expenses prior to the final disposition of a proceeding; provided, however, that such advancement may only be made upon delivery to the Company of an undertaking by such director or officer to repay all amounts so advanced if it shall be determined by a final judicial decision from which there is no right to appeal that such person is not entitled to indemnification.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

(1)	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K).

(4.1)	Restated Certificate of Incorporation, dated February 28, 1990 [Filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 29, 2001 and incorporated herein by reference. (File No. 0-18277)].

(4.2)	Certificate of Ownership and Merger Merging Westcor Corporation, a Delaware Corporation, into Vicor Corporation, a Delaware Corporation, dated December 3, 1990 [Filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 29, 2001 and incorporated herein by reference. (File No. 0-18277)].

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation, dated May 10, 1991 [Filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 29, 2001 and incorporated herein by reference. (File No. 0-18277)].

(4.4)	Certificate of Amendment of Restated Certificate of Incorporation, dated June 23, 1992 [Filed as an exhibit to the Company’s Annual Report on Form 10-K filed on March 29, 2001 and incorporated herein by reference. (File No. 0-18277)].

(4.5)	By-Laws, as amended to date [Filed as an exhibit to the Company’s Current Report on Form 8-K filed on June 4, 2020 and incorporated herein by reference. (File No. 0-18277)].

(5.1)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of KPMG LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

(24)	Powers of Attorney.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, State of Massachusetts, on the 9th day of June, 2020.

VICOR CORPORATION

By:	/s/ Patrizio Vinciarelli
Patrizio Vinciarelli Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 9, 2020.

	Signature	Title

	/s/ Patrizo Vinciarelli Patrizio Vinciarelli	Chairman of the Board, President, Chief Executive Officer Chief and Director (Principal Executive Officer)

	/s/ James A. Simms James A. Simms	Corporate Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

	* Samuel J. Anderson	Director

	* Jason L. Carlson	Director

	* Philip D. Davies	Director

	* Estia J. Eichten	Director

	* Michael S. McNamara	Director

	* Claudio Tuozzolo	Director

*By:	/s/ Patrizio Vinciarelli
Patrizio Vinciarelli Attorney-in-fact

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